Exhibit 4.(xvi)

FORETHOUGHT LIFE INSURANCE COMPANY

[Indianapolis, IN]

PERFORMANCE LOCK RIDER

This Rider is made a part of the Contract to which it is attached and is effective on the Rider Effective Date. Terms used in this Rider shall have the same meanings as are set forth in the Contract unless otherwise defined in this Rider. In case of a conflict between the terms of this Rider and the terms of the Contract, the terms of this Rider will control. This Rider modifies the Contract as follows:

This Rider provides an option to lock in the Strategy Contract Value for any Indexed Strategy listed in the Rider Data section.

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RIDER DATA

Rider Effective Date: [MM/DD/YYYY]

Indexed Strategy:
[S&P 500® One-Year Point-To-Point Cap With [10%] Buffer Indexed Strategy]
[Nasdaq-100® One-Year Point-To-Point Cap With [10%] Buffer Indexed Strategy]
[S&P 500® One-Year Point-To-Point Cap With [15%] Buffer Indexed Strategy]
[Nasdaq-100® One-Year Point-To-Point Cap With [15%] Buffer Indexed Strategy]
[S&P 500® One-Year Point-To-Point Cap With [20%] Buffer Indexed Strategy]
[Nasdaq-100® One-Year Point-To-Point Cap With [20%] Buffer Indexed Strategy]
[S&P 500® Three-Year Point-To-Point Cap With [10%] Buffer Indexed Strategy]
[S&P 500® Three-Year Point-To-Point Cap With [15%] Buffer Indexed Strategy]
[S&P 500® Three-Year Point-To-Point Cap With [20%] Buffer Indexed Strategy]
[S&P 500® Six-Year Point-To-Point Cap With [15%] Buffer Indexed Strategy]
[S&P 500® Six-Year Point-To-Point Cap With [20%] Buffer Indexed Strategy]
[S&P 500® Six-Year Point-To-Point Cap With [25%] Buffer Indexed Strategy]
[S&P 500® One-Year Point-To-Point Cap With [0%] Floor Indexed Strategy]
[S&P 500® One-Year Point-To-Point Cap With Aggregate Floor Indexed Strategy]
[S&P 500® One-Year Point-To-Point Participation Rate With [10%] Buffer Indexed Strategy]
[Nasdaq-100® One-Year Point-To-Point Participation Rate With [10%] Buffer Indexed Strategy]
[S&P 500® Three-Year Point-To-Point Participation Rate With [10%] Buffer Indexed Strategy]
[S&P 500® Three-Year Point-To-Point Participation Rate With [15%] Buffer Indexed Strategy]
[S&P 500® Three-Year Point-To-Point Participation Rate With [20%] Buffer Indexed Strategy]
[S&P 500® Six-Year Point-To-Point Participation Rate With [15%] Buffer Indexed Strategy]
[S&P 500® Six-Year Point-To-Point Participation Rate With [20%] Buffer Indexed Strategy]
[S&P 500® Six-Year Point-To-Point Participation Rate With [25%] Buffer Indexed Strategy]
[S&P 500® Six-Year Point-To-Point Tiered Participation Rate With [5%] Buffer Indexed Strategy]
[S&P 500® Six-Year Point-To-Point Tiered Participation Rate With [10%] Buffer Indexed Strategy]
[S&P 500® One-Year Point-To-Point Index Trigger With [10%] Buffer Indexed Strategy]
[Nasdaq-100® One-Year Point-To-Point Index Trigger With [10%] Buffer Indexed Strategy]
[S&P 500® One-Year Point-To-Point Index Trigger With [15%] Buffer Indexed Strategy]

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[Nasdaq-100® One-Year Point-To-Point Index Trigger With [15%] Buffer Indexed Strategy]
[S&P 500® One-Year Point-To-Point Index Trigger With [20%] Buffer Indexed Strategy]
[Nasdaq-100® One-Year Point-To-Point Index Trigger With [20%] Buffer Indexed Strategy]
[S&P 500® Three-Year Point-To-Point Index Trigger With [10%] Buffer Indexed Strategy]
[S&P 500® Three-Year Point-To-Point Index Trigger With [15%] Buffer Indexed Strategy]
[S&P 500® Three-Year Point-To-Point Index Trigger With [20%] Buffer Indexed Strategy]
[S&P 500® Dual Directional One-Year Point-To-Point Cap With [10%] Buffer Indexed Strategy]
[Nasdaq-100® Dual Directional One-Year Point-To-Point Cap With [10%] Buffer Indexed Strategy]
[S&P 500® Dual Directional One-Year Point-To-Point Cap With [15%] Buffer Indexed Strategy]
[Nasdaq-100® Dual Directional One-Year Point-To-Point Cap With [15%] Buffer Indexed Strategy]
[S&P 500® Dual Directional One-Year Point-To-Point Cap With [20%] Buffer Indexed Strategy]
[Nasdaq-100® Dual Directional One-Year Point-To-Point Cap With [20%] Buffer Indexed Strategy]
[S&P 500® Dual Directional Six-Year Point-To-Point Cap With [15%] Buffer Indexed Strategy]
[S&P 500® Dual Directional Six-Year Point-To-Point Cap With [20%] Buffer Indexed Strategy]
[S&P 500® Dual Directional Six-Year Point-To-Point Cap With [25%] Buffer Indexed Strategy]
[S&P 500® Dual Directional One-Year Point-To-Point Index Trigger With [10%] Buffer Indexed Strategy]
[Nasdaq-100® Dual Directional One-Year Point-To-Point Index Trigger With [10%] Buffer Indexed Strategy]
[S&P 500® Dual Directional One-Year Point-To-Point Index Trigger With [20%] Buffer Indexed Strategy]
[Nasdaq-100® Dual Directional One-Year Point-To-Point Index Trigger With [20%] Buffer Indexed Strategy]
[S&P 500® Dual Directional Six-Year Point-To-Point Index Trigger and Cap With [15%] Buffer Indexed Strategy]
[S&P 500® Dual Directional Six-Year Point-To-Point Index Trigger and Cap With [20%] Buffer Indexed Strategy]
[S&P 500® Dual Directional Six-Year Point-To-Point Index Trigger and Cap With [25%] Buffer Indexed Strategy]
[S&P 500® Dual Directional Six-Year Yield With [10%] Buffer Indexed Strategy]
[S&P 500® Dual Directional Six-Year Yield With [20%] Buffer Indexed Strategy]

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DEFINITIONS

Performance Lock Date – The Valuation Day on which We process Performance Lock.

BENEFIT

Performance Lock allows You to lock in the Strategy Contract Value at the Strategy Interim Value on the Performance Lock Date.

Following the Performance Lock Date, any Strategy Contract Value for which Performance Lock has been exercised will be credited daily interest as described in the Changes to Your Contract section.

If You take a withdrawal and/or an Advisory Fee Withdrawal, if applicable, and/or a Rider Charge is assessed from an Indexed Strategy after the Performance Lock Date, Your Strategy Contract Value will be reduced by the amount withdrawn and/or Advisory Fee Withdrawal, if applicable, and/or by the Rider Charge assessed, including any applicable Withdrawal Charges, MVA and taxes payable by Us and not previously deducted.

No Index Credit will be calculated at the end of the Strategy Term, and no additional Performance Credits will be calculated for the remainder of the Strategy Term.

EXERCISING PERFORMANCE LOCK

Performance Lock may be exercised for any, all, or none of the Indexed Strategies shown on the Rider Data section, for which there are current allocations.

Performance Lock may be exercised at different times for each Indexed Strategy during their respective Strategy Terms. Performance Lock can only be exercised once per Strategy Term for each Indexed Strategy.

Performance Lock may only be exercised for the entire Strategy Contract Value.

At the end of the Strategy Term, the Performance Lock will be reset. You may choose to exercise Performance Lock again for the new Strategy Term.

The following methods to exercise Performance Lock are available to You. We reserve the right to discontinue offering any method of exercising Performance Lock at any time, however, at least one method of exercising Performance Lock will always be available to You.

1.	Submitting a request to exercise Performance Lock.

A.	We must receive Your request to exercise Performance Lock in Good Order. If Your request to exercise Performance Lock is received on a non-Valuation Day or after close of a Valuation Day, the request to exercise Performance Lock will be deemed to be received on the next Valuation Day.

B.	Any Performance Lock requests must be received by Us in Good Order by 4:00 pm Eastern time on the fourth to last Valuation Day of the Strategy Term to be effective for that Strategy Term.

C.	The Performance Lock Date will be the second Valuation Day following the Valuation Day Your request to exercise Performance Lock is received. Since the Performance Lock Date is not the same Valuation Day as the Valuation Day We received Your request to exercise Performance Lock, you may lock in a Strategy Interim Value that is less than it was on that Valuation Day.

D.	Once You request to exercise Performance Lock for a given Indexed Strategy, it is irrevocable for that Strategy Term.

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2.	Setting a target to exercise Performance Lock.

A.	You may set a separate target for each Indexed Strategy.

B.	On each Valuation Day on or prior to the fourth to last Valuation Day of the Strategy Term, We will compare the target to the Strategy Interim Value calculated at the end of that Valuation Day divided by the Indexed Strategy Base. If the result of that calculation is greater than or equal to Your target for that Indexed Strategy, this will trigger a Performance Lock to be exercised.

C.	The Performance Lock Date will be the second Valuation Day following the Valuation Day on which the target was reached or exceeded. Since the Performance Lock Date is not the same Valuation Day as the target being reached or exceeded, You may lock a Strategy Interim Value that is less than indicated by Your target.

D.	We must receive Your request to set the target in Good Order by 4:00 pm Eastern time on that Valuation Day. If Your request to set a target is received on a non-Valuation Day or after close of a Valuation Day, the request to set a target will be deemed to be received on the next Valuation Day.

E.	You may only set targets that are greater than zero.

F.	You may set, cancel, or change Your target at any time prior to a Performance Lock being triggered. Once a target is reached or exceeded, Performance Lock will be exercised and is irrevocable for that Strategy Term.

CHANGES TO YOUR CONTRACT

On the Performance Lock Date, the following changes will be made to each Indexed Strategy upon which Performance Lock has been exercised.

For Indexed Strategies with Strategy Terms equal to one year:

On the Performance Lock Date, the Strategy Contract Value equals the Strategy Interim Value. The Strategy Contract Value will remain in the Indexed Strategy.

On any day thereafter until the end of the Strategy Term, the Strategy Contract Value is the result of A minus B minus C minus D plus E, where:

A	is the Strategy Contract Value on the previous day;

B	is Withdrawal Amounts, and Advisory Fee Withdrawals if applicable, attributable to the Strategy Contract Value since the previous day;

C	is Rider Charges attributable to the Strategy Contract Value since the previous day;

D	is any applicable taxes attributable to the Strategy Contract Value since the previous day;

E	is interest credited to the Strategy Contract Value since the previous day. Interest is credited at a rate equal to the current Annual Interest Rate of the One-Year Fixed Strategy under Your Contract

Following the Performance Lock Date, a MVA will be applied to the Strategy Contract Value deducted in excess of the Free Withdrawal Amount from the Indexed Strategy.

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On the Contract Anniversary at the end of the Strategy Term, Performance Lock is reset. Following the end of the Strategy Term in which Performance Lock is exercised, the Strategy Contract Value will be allocated as indicated in the Reallocations section of the applicable Indexed Strategy Rider.

On the Performance Lock Date, the Indexed MNA equals the Indexed MNA Interim Value.

On any day thereafter until the end of the Strategy Term, the Indexed MNA is the result of A minus B plus C, where:

A	is the Indexed MNA on the previous day;

B	is Withdrawal Proceeds, and Advisory Fee Withdrawals, if applicable, attributable to the Indexed MNA since the previous day;

C	is interest credited to the Indexed MNA since the previous day. Interest is credited at a rate equal to the current Annual Interest Rate of the One-Year Fixed Strategy under Your Contract.

For Indexed Strategies with Strategy Terms greater than one year:

On the Performance Lock Date, the Strategy Contract Value equals the Strategy Interim Value. The Strategy Contract Value will be transferred on the Performance Lock Date to the One-Year Fixed Strategy. On the Performance Lock Date, the Indexed MNA equals the Indexed MNA Interim Value. The Indexed MNA will be transferred to the Fixed MNA on the Performance Lock Date.

The value transferred to the One-Year Fixed Strategy can be reallocated from the One-Year Fixed Strategy during the reallocation period at the next Contract Anniversary.

RIDER TERMINATION

This Rider will terminate on the date on which the earliest of the following events occurs:

1.	The Termination of Your Contract for any reason, including the full surrender of Your Contract or the payment of a Death Benefit;
2.	The commencement of payments under an Annuity Option.

RIDER CHARGES

There are no Rider Charges assessed for this Rider.

Signed for Forethought Life Insurance Company

[Secretary]	[President]

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